SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



                                   0-10869



                        Date of Report:  June 1, 1996
                      (Date of Earliest Event Reported)


                       FORT WAYNE NATIONAL CORPORATION
              (Exact name of issuer as specified in its charter)

                            110 West Berry Street
                             Post Office Box 110
                          Fort Wayne, Indiana  46802
                                (219) 426-0555
                   (Address of Principal Executive Office)
                       (Registrant's Telephone Number)


                                   Indiana
                           (State of Incorporation)

                                  35-1502812
                      (IRS Employer Identification No.)






              This Report contains 17 pages including Exhibits.
                     The Exhibit Index appears on page 4.


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     Item 2.   Acquisition or Disposition of Assets.

Acquisition of Valley American Bank and Trust Company.

     On June 1, 1996, Fort Wayne National Corporation (the "Corporation") acquired, through a merger of Valley Financial Services, Inc., Mishawaka, Indiana ("VFS"), with and into the Corporation (the "Merger"), all of the issued and outstanding stock of VFS's only banking subsidiary, Valley American Bank and Trust Company ("Valley American Bank"). The Merger was completed in accordance with an Agreement and Plan of Merger between VFS and the Corporation, dated November 6, 1995 (the "Merger Agreement").

     Valley American Bank offers a broad range of commercial and consumer banking services and products, and it competes with other commercial banks, small loan companies, sales finance companies, credit unions and savings and loan institutions. Valley American Bank is chartered under the banking laws of the State of Indiana and conducts its commercial banking business from its headquarters in South Bend, Indiana, and 20 other branch offices located throughout northwestern Indiana. Valley American Bank employs approximately 340 persons. At December 31, 1995, VFS had consolidated assets of approximately $819 million, consolidated deposits of approximately $564 million and consolidated shareholders' equity of approximately $44.7 million. Based on its total assets at December 31, 1995, VFS believed that it was the sixth largest independent bank holding company headquartered in the State of Indiana.

     As of the effective time of the Merger, which was 12:01 a.m. on June 1, 1996, each outstanding share of VFS Preferred Stock was cancelled and converted into the right to receive cash in the amount of $16.50. Each outstanding share of VFS Common Stock was cancelled and converted into the right to receive cash in the amount of $254.67; 3.1555 shares of the Corporation's Common Stock; and 3.6135 shares of the Corporation's Class B Preferred Stock, Series 1. The terms of the Corporation's Class B Preferred Stock, Series 1, are described in the Designation and Other Terms and Conditions of the FWNC Class B Preferred Stock, Series 1, attached hereto as
Exhibit 99. Shareholders of VFS Common Stock received cash in lieu of fractional shares resulting from the exchange ratios described above.

     Total Merger consideration paid by the Corporation to VFS shareholders was approximately $110 million, of which approximately $53 million was paid in cash. The number of shares of the Corporation's Common Stock which were or will be issued in respect of each share of VFS Common Stock was determined by dividing $97.66 by the FWNC Common Stock Average Price, as defined in the Merger Agreement, being the average of the closing prices of a single share of the Corporation's Common Stock as reported on the Nasdaq Stock Market's National Market System, as reported in The Wall Street Journal (Midwest Edition), during the 20 trading days preceding the fifth calendar date prior to May 31, 1996 (the "Closing Date"). The FWNC Common Stock Average Price was, and the calculations described above were based on a per share value of, $30.95.

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

     Prior to execution of the Merger Agreement on November 6, 1995, there had been no material affiliation between the Corporation and VFS or their respective banking subsidiaries. No director or material shareholder of VFS owned shares in the Corporation, nor did any director or material shareholder of the Corporation own shares in VFS. Neither VFS nor the Corporation, or Valley American Bank nor any of FWNC's banking subsidiaries, engaged in any material business transactions together.

     In accordance with the Merger Agreement, the Board of Directors of the Corporation has elected Dennis J. Schwartz, President of Valley American Bank, to membership on the Corporation's Board of Directors.

     The Merger is a business combination which is being accounted for by the purchase method of accounting. The source of funds for the $53 million cash component of the Merger consideration described above is the Corporation's general capital cash reserves. The Corporation has strengthened these cash reserves by causing to be declared a special $11.5 million dividend payment from certain of the Corporation's subsidiary banks, having the effect of reallocating and adjusting the capital structure of these banks in the context of the capital structure of the Corporation. The result of these dividends has been to align the capital structure of the Corporation's system of banking subsidiaries to comparable levels which remain considerably higher than regulatory guidelines. Each of the subsidiary banks remains well capitalized, with adequate capital resources to meet anticipated future growth in their respective banking businesses.

     In addition, Fort Wayne National Corporation has made arrangements to maintain adequate total cash reserves by securing loan facilities totalling $30 million from the Northern Trust Company, Chicago, Illinois. Two facilities have been obtained. The first, a $15 million term loan, was drawn on or about May 31, 1996. The term loan has a seven-year maturity and is payable in equal quarterly payments with a fixed interest rate. The second facility is a $15 million line of credit available to the Corporation to fund general working capital and/or repurchases of Corporation stock in the open market. This facility is payable on demand and bears interest at a floating rate. The Corporation has not drawn against this available line of credit.

     As a result of the Merger, Valley American Bank has become one of the Corporation's banking subsidiaries. Under the Merger Agreement, the Corporation will not allow the name of Valley American Bank to be changed for two years after the Merger without the written consent of its former principals. It is anticipated that Valley American Bank will continue to operate as an independent state chartered banking association, maintaining its own identity, assets and traditional methods of doing banking business. It is anticipated that Valley American Bank will continue to make use of its plant, equipment or other physical property in the conduct of its banking business without significant change.




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

     Item 7.   Financial Statement, Pro Forma Financial Information and
Exhibits.

     (a) Financial Statements of Businesses Acquired. Pursuant to Item 7(a)(4), as amended effective July 1, 1985, the Company hereby states that it is impracticable to provide the required financial statements for the acquired business at the time this Form 8-K Current Report is filed. Required financial statements will be filed on or before August 13, 1996.

     (b) Pro Forma Financial Information. Pursuant to Item 7(a)(4), as amended effective July 1, 1985, the Company hereby states that it is impracticable to provide the required pro forma financial information at the time this Form 8-K Current Report is filed. Required pro forma financial information will be filed on or before August 13, 1996.

     (c) Exhibits. The following documents are filed as Exhibits to this Form 8-K Current Report:


     Designation Number Under
     Item 601 of  Regulation S-K                    Exhibit Description


               2 Merger Agreement Between Fort Wayne National Corporation and Valley Financial Services, Inc., dated November 6, 1995, incorporated by reference to the Fort Wayne
                                           National Corporation Annual Report
                                           on Form 10-K for the year ended
                                           December 31, 1995


               4 Designation and Other Terms and Conditions of the FWNC Class B Preferred Stock, Series 1














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

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

     Dated June 17, 1996.

                                    Registrant

                                    FORT WAYNE NATIONAL CORPORATION



                                    By:   /S/ Stephen R. Gillig

                                    Stephen R. Gillig, Executive Vice
                                    President and Chief Financial Officer

                                    Exhibit 4

     Subsection 5.03.7. Designation and Other Terms of 6% Cumulative Convertible Class B Preferred Stock, Series 1.

          (a)  Designation and Rank.

               (i)  The designation of this series of Class B Preferred
          Stock is the 6% Cumulative Convertible Class B Preferred Stock, Series 1 (hereinafter referred to as the "Series 1 Stock"), and the number of shares constituting such series shall be 740,000. Series 1 stock shall be without value but shall have a stated value of fifty dollars per share ($50.00).

               (ii) The Series 1 Stock shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (A) junior to any other class or series of Class A Preferred Stock or Class B Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such series shall rank prior to the Series 1 Stock as to the payment of dividends and distribution of assets upon liquidation (the "Senior Preferred Stock") (B) pari passu with any other class of series of Class A Preferred Stock or Class B Preferred Stock hereafter duly established by the Board of Directors of the Corporation, the terms of which shall specifically provide that such class or series shall rank pari passu with the Series 1 Stock as to the payment of dividends and distribution of assets upon liquidation (the "Parity Preferred Stock") and (C) prior to any other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, the Common Stock of the Corporation, whether now existing or hereafter created (all of such classes or series of capital stock and other equity interests of the Corporation, including, without limitation, the Common Stock of the Corporation are collectively referred to herein as the "Junior Securities").

          (b)  Dividend Rights.

               (i) The holders of shares of Series 1 Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cash dividends, accruing from the date of initial issuance (the "Issue Date"), at the annual rate of 6.00% per annum, and no more, computed on the stated value of $50.00 for each share. Dividends shall be payable, when and as declared by the Board of Directors, quarterly on April 1, July 1, October 1, and January 1 of each year (each quarterly period ending on any such date being hereinafter referred to as a "dividend period"), commencing July 1, 1996. Each dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates as shall be fixed by the Board of

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

          Directors of the Corporation. Dividends payable on the Series 1 Stock (A) for any period other than a full dividend period shall be computed based upon the actual number of days elapsed up to but not including the dividend payment date divided by 365, and (B) for each full dividend period shall be computed by dividing the annual dividend rate by four.

               (ii) Holders of shares of the Series 1 Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on such shares. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments which may be in arrears.

               (iii) Unless full cumulative dividends on all outstanding shares of the Series 1 Stock shall have been paid or declared and set aside for payment for all past dividend periods, no dividend (other than a dividend in Common Stock or in any Junior Securities) shall be declared upon the Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Securities) by the Corporation except for any redemption, purchase or acquisition relating to a conversion of or exchange for such Junior Securities.

          (C)  Liquidation Preferences.

               (i) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series 1 Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $50.00 per share plus an amount equal to any accrued and unpaid dividends thereon to and including the date of such distribution, and no more, before any distribution shall be made to the holders of any Junior Securities. After payment of such liquidating distributions, the holders of shares of Series 1 Stock shall not be entitled to any further participation in any distribution of assets by the Corporation.

               (ii) In the event the assets of the Corporation available for distribution to shareholders upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to the Series 1 Stock and any other Parity Preferred Stock, the holders of Series 1 Stock and the holders of such Parity Preferred Stock shall share ratably in any distribution of assets of the Corporation in proportion to the full respective amounts to which they are entitled.

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

               (iii) The merger or consolidation of the Corporation into or with any other corporation, the merger or consolidation of any other corporation into or with the Corporation or the sale of the assets of the Corporation substantially as an entirety shall not be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this subsection (c).

          (d)  Redemption.

               (i) Subject to obtaining the prior approval of the Board of Governors of the Federal Reserve System, if necessary, the Corporation, at its option, may redeem any or all shares of Series 1 Stock, at any time or from time to time, on or after April 1, 2002 at a redemption price of $50.00 per share, plus an amount equal to accrued and unpaid dividends thereon to but not including the date of redemption (the "Redemption Price").

               (ii) If less than all the outstanding shares of Series 1 Stock are to be redeemed, the shares to be redeemed shall be selected pro rata as nearly as practicable.

               (iii) Notice of any redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption to the holders of record of the shares of Series 1 Stock to be redeemed, at their respective addresses appearing on the books of the Corporation. Notice so mailed shall be conclusively presumed to have been duly given whether or not actually received. Such notice shall state (A) the date fixed for redemption; (B) the Redemption Price; (C) that the holder has the right to convert such shares into Common Stock until the close of business on the tenth day preceding the redemption date; (D) the then effective Conversion Ratio (as defined in section (e) below) and the place where certificates for such shares may be surrendered for conversion; (E) the number of shares of Series 1 Stock to be redeemed and if less than all the shares held by such holder are to be redeemed, the number of such shares to be so redeemed from such holder; (F) the place where certificates for such redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to be redeemed, notwithstanding the fact that any certificate for shard from such holder; (F) the place where certificates for such shares are to be surrendered for payment of the Redemption Price; and (G) that after such date fixed for redemption the shares to be redeemed shall not accrue dividends. If such notice is mailed as aforesaid, and if on or before the date fixed for redemption funds sufficient to redeem the shares called for redemption are set aside by the Corporation in trust for the account of the holders of the shares to

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

          be redeemed, notwithstanding the fact that any certificate for shares called for redemption shall not have been surrendered for cancellation, on and after the redemption date the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, dividends thereon shall cease to accrue and all rights of the holders of such shares as shareholders of the Corporation shall cease (except the right to receive the Redemption Price, without interest, upon surrender of the certificate representing such shares). Upon surrender in accordance with the aforesaid notice of the certificate for any shares so redeemed (duly endorsed or accompanied by appropriate instruments of transfer, if so required by the Corporation in such notice), the holders of record of such shares shall be entitled to receive the Redemption Price, without interest. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such law. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

               (iv) At the option of the Corporation, if notice of redemption is mailed as aforesaid, and if prior to the date fixed for redemption funds sufficient to pay in full the Redemption Price are deposited in trust, for the account of the holders of the shares to be redeemed, with a bank or trust company named in such notice doing business in the State of Indiana or the Borough of Manhattan, The City of New York, State of New York, and having capital and surplus of at least $50 million (which bank or trust company also may be the transfer agent and/or paying agent for the Series 1
         Stock) notwithstanding the fact that any certificate(s) for shares called for redemption shall not have been surrendered for cancellation, on and after such date of deposit the shares represented thereby so called for redemption shall be deemed to be no longer outstanding, and all rights of the holders of such shares as shareholders of the Corporation shall cease, except the right of the holders thereof to convert such shares in accordance with the provisions of section (e) below at any time prior to the close of business on the tenth day preceding the redemption date and the right of the holders thereof to receive out of the funds so deposited in trust the Redemption Price, without interest, upon surrender of the certificate(s) representing such shares. Any funds so deposited with such bank or trust company in respect of shares of Series 1 Stock converted before the close of business on the tenth day preceding the redemption date shall be returned to the Corporation upon such conversion. Unless otherwise required by law, any funds so deposited with such bank or trust company which shall remain unclaimed by the holders of shares called for redemption at the end of two years after the redemption date shall be repaid to the

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         Corporation, on demand, and thereafter the holder of any such shares shall look only to the Corporation for the payment, without interest, of the Redemption Price. Notwithstanding the foregoing, however, as and to the extent that the Corporation is required or permitted under the abandoned property laws of any jurisdiction to escheat any redemption funds held in trust for the benefit of any holder, the Corporation shall be absolved of any further obligation or liability to such holder to the full extent provided by any such laws.

               (v) Any provision of this section (d) to the contrary notwithstanding, in the event that any dividends payable on the Series 1 Stock shall be in arrears and until all such dividends in arrears shall have been paid or declared and set apart for payment the Corporation shall not redeem any shares of Series 1 Stock unless all outstanding shares of Series 1 Stock are simultaneously redeemed and shall not purchase or otherwise acquire any shares of Series 1 Stock except in accordance with a purchase or exchange offer made on the same terms to all holders of record of Series 1 Stock for the purchase of all outstanding shares thereof.

         (e) Conversion Rights. The holders of shares of Series 1 Stock shall have the right, at their option, to convert such shares into shares of Common Stock on the following terms and conditions:

              (i) Each Share of Series 1 Stock shall be convertible at any time into fully paid and nonassessable shares of Common Stock at a conversion ratio (the "Conversion Ratio") equal to $50 divided by 120% of the average of the per share closing prices of a share of Common Stock as reported on the Nasdaq Stock Market's National Market as reported in the Wall Street Journal (Midwest Edition) during the twenty (20) trading day period preceding the fifth (5th) calendar day preceding the Issue Date. The Conversion Ratio shall be subject to adjustment from time to time as hereinafter provided. No payment or adjustment shall be made on account of any accrued and unpaid dividends on shares of Series 1 Stock surrendered for conversion prior to the record date for the determination of shareholders entitled to such dividends or on account of any dividends on the shares of Common Stock issued upon such conversion subsequent to the record date for the determination of shareholders entitled to such dividends. If any shares of Series 1 Stock shall be called for redemption, the right to convert the shares designated for redemption shall terminate at the close of business on the tenth day preceding the date fixed for redemption unless default is made in the payment of the Redemption Price. In the event of default in the payment of the Redemption Price, the right to convert the shares designated for redemption shall terminate at the close of business on the business day immediately preceding the date that such default is cured.

              (ii) In order to convert shares of Series 1 Stock into Common Stock, the holder thereof shall surrender the certificates therefor, duly endorsed if the Corporation shall so require, or accompanied by

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
         appropriate instruments of transfer satisfactory to the Corporation, at the office of the transfer agent for the Series 1 Stock, or at such other office as may be designated by the Corporation, together with written notice that such holder irrevocably elects to convert such shares. Such notice shall also state the name and address in which such holder wishes the certificate for the shares of Common Stock issuable upon conversion to be issued. As soon as practicable after receipt of the certificates representing the shares of Series 1 Stock to be converted and the notice of election to convert the same, the Corporation shall issue and deliver at said office a certificate for the number of whole shares of Common Stock issuable upon conversion of the shares of Series 1 Stock surrendered for conversion, together with a cash payment in lieu of any fraction of a share, as hereinafter provided, to the person entitled to receive the same. If more than one stock certificate for Series 1 Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares represented by all the certificates so surrendered. Shares of Series 1 Stock shall be deemed to have been converted immediately prior to the close of business on the date such shares are surrendered for conversion and notice of election to convert the same is received by the Corporation in accordance with the foregoing provision, and the person entitled to receive the Common Stock issuable upon such conversion shall be deemed for all purposes as the record holder of such Common Stock as of such date.

              (iii) In the case of any share of Series 1 Stock which is converted after any record date with respect to the payment of a dividend on the Series 1 Stock and on or prior to the date on which such dividend is payable by the Corporation (the "Dividend Due Date"), the dividend due on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such shares as of such preceding record date notwithstanding such conversion. Shares of Series 1 Stock surrendered for conversion during the period from the close of business on any record date with respect to the payment of a dividend on the Series 1 Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall (except in the case of shares of Series 1 Stock which have been called for redemption on a redemption date within such period) be accompanied by payment of an amount equal to the dividend payable on such Dividend Due Date on the shares of Series 1 Stock being surrendered for conversion. The dividend with respect to a share of Series 1 Stock called for redemption on a redemption date during the period from the close of business on any record date with respect to the payment of a dividend on the Series 1 Stock next preceding any Dividend Due Date to the opening of business on such Dividend Due Date shall be payable on such Dividend Due Date to the holder of record of such share on such dividend record date, notwithstanding the conversion of such share of Series 1 Stock after such record date and prior to such Dividend Due Date, and the holder

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
         converting such share of Series 1 Stock called for redemption need not include a payment of such dividend amount upon surrender of such share of Series 1 Stock for conversion. Except as provided in this subsection (iii), no payment or adjustment shall be made upon any conversion on account of any dividends accrued on shares of Series 1 Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

              (iv) No fractional shares of Common Stock shall be issued upon conversion of any shares of Series 1 Stock. If the conversion of any shares of Series 1 Stock results in a fractional share of Common Stock, the Corporation shall pay cash in lieu thereof in an amount equal to such fraction multiplied by the Current Market Price of the Common Stock (as defined below), on the date on which the shares of Series 1 Stock were duly surrendered for conversion, or if such date is not a trading date, on the next succeeding trading date.

              (v) The Conversion Ratio shall be adjusted from time to time after the Issue Date, as follows:

                   (A) In case the Corporation shall pay or make a dividend or other distribution on shares of Common Stock in Common Stock, the Conversion Ratio in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

                   (B) In case the Corporation shall issue additional rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the Conversion Ratio in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Ratio by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the

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
              Current Market Price of the Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.

                    (C) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Ratio in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                     (D) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding (1) any rights or warrants referred to in clause
              (B) above, (2) any dividend or distribution paid in cash out of the retained earnings of the Corporation, and (3) any dividend or distribution referred to in clause (A) above), the conversion Ratio shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Ratio in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and shall be described in a statement filed with the transfer agent for the Series 1 Stock) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Common Stock and the denominator shall be the Current Market Price of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

                     (E) For the purposes of this section (e), the reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which

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
              subsection (vi) below applies) shall be deemed to involve (1) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be determined to be "the date fixed for the determination of shareholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of clause (D) above), and (2) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision became effective" or "the day upon which such combination becomes effective" as the case may be, and "the day upon which such subdivision or combination becomes effective"
              within the meaning of clause   above).

                     (F) For purposes of this section (e), (other than subsection e(i)) the Current Market Price of the Common
              Stock on any day shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days commencing 45 trading days before the day in question. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asking prices, in either case on the Nasdaq Stock Market's National Market ("Nasdaq") or, if the Common Stock is no longer quoted for trading on such system, on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not quoted on Nasdaq or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                     (G) Notwithstanding the foregoing, no adjustment in the Conversion Ratio for the Series 1 Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such ratio; provided, however, that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section (e) shall be made to the nearest cent or to the nearest one-ten thousandth of a share (0.0001), as the case may be.

              (vi) Whenever the Conversion Ratio shall be adjusted as herein provided (A) the Corporation shall forthwith make available at the office of the transfer agent for the Series 1 Stock a statement describing in reasonable detail the adjustment, the facts requiring such adjustment and the method of calculation used; and (B) the Corporation shall cause to be mailed by first class mail, postage

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         prepaid, as soon as practicable to each holder of record of shares of Series 1 Stock a notice stating that the Conversion Ratio has been adjusted and setting forth the adjusted Conversion Ratio.

              (vii) In the event of any consolidation of the Corporation with or merger of the Corporation into any other corporation (other than a merger in which the Corporation is the surviving corporation) or a sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety, or any statutory exchange of securities with another corporation, the holder of each share of Series 1 Stock shall have the right, after such consolidation, merger, sale or exchange to convert such share into the number and kind of shares of stock or other securities and the amount and kind of property which such holder would have been entitled to receive upon such consolidation, merger, sale or exchange of the number of shares of Common Stock that would have been issued to such holder had such shares of Series 1 Stock been converted immediately prior to such consolidation, merger or sale. The provisions of this subsection
         (vii) shall similarly apply to successive consolidations, mergers, sales or exchanges.

              (viii) The Corporation shall pay any taxes that may be payable in respect of the issuance of shares of Common Stock upon conversion of shares of Series 1 Stock, but the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance of shares of Common Stock in the name other than that in which the shares of Series 1 Stock so converted are registered, and the Corporation shall not be required to issue or deliver any such shares unless and until the person requesting such issuance shall have paid to the Corporation the amount of any such taxes, or shall have established to the satisfaction of the Corporation that such taxes have been paid.

              (ix) The Corporation may (but shall not be required to) make such increases and reductions in the Conversion Ratio, in addition to those required by clauses (A) through (D) of subsection (v) above, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                (x) The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable upon the conversion of all shares of Series 1 Stock then outstanding.








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                (xi)  In the event that:

                    (A) the Corporation shall declare a dividend or any other distribution on its Common Stock, payable otherwise than in cash out of retained earnings; or

                    (B) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                    (C) any capital reorganization of the Corporation, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with or into another corporation (other than a merger in which the Corporation is the surviving corporation), or sale, lease or conveyance of the assets of the Corporation as an entirety or substantially as an entirety to another corporation occurs; or


                    (D) the voluntary or involuntary dissolution, liquidation or winding up of the Corporation occurs, the Corporation shall cause to be mailed to the holders of record of Series 1 Stock at least 15 days prior to the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or
                (y) the date on which such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up is expected to take place, and the date, ff any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding up.

                (f) Voting Rights. Other than as required by applicable law or as expressly provided in subsection 5.03.3 of the Corporation's Amended Articles of Incorporation, the holders of Series 1 Stock shall not have any voting rights.

                (g) Reacquired Shares. Shares of Series 1 Stock converted, redeemed, or otherwise purchased or acquired by the Corporation shall


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         be restored to the status of authorized but unissued shares of Class
         B Preferred Stock without designation as to series and may thereafter be issued, but not as Series 1 Stock.

                (h) No Sinking Fund. Shares of Series 1 Stock are not subject to the operation of a sinking fund or other obligation of the Corporation to redeem or retire the Series 1 Stock.








































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